                                                                     EXHIBIT 3.1


                                                          FEDERAL IDENTIFICATION
                                                                  NO. 04-2297484


---------               THE COMMONWEALTH OF MASSACHUSETTS
Examiner                     WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512
---------
Name                          ARTICLES OF AMENDMENT
Approved            (GENERAL LAWS, CHAPTER 156B, SECTION 72)


                  We, Stephen Cohen,             ,  *Vice President,
                      ---------------------------

                  and David C. Chapin                ,*Clerk
                      -------------------------------

                  of Genome Therapeutics Corp
                     -----------------------------------------------------------
                                   (Exact name of corporation)

                  located at 100 Beaver Street, Waltham, MA 02154
                             ---------------------------------------------------
                        (Street address of corporation in Massachusetts)

                  certify that these Articles of Amendment affecting articles numbered:



                  Number those articles 1, 2, 3, 4, 5 and/or (being amended) -



                  of the Articles of Organization were duly adopted at a meeting held on February 27, 2001, by vote
                          -----------    --

                  of


                  18,171,161 shares of Common Stock of 22,288,658 shares outstanding;
                              (type, class c4' series, if any)

                  18,171,161 shares of Common Stock of 22,288,658 shares outstanding;
                              (type, class c4' series, if any)

                  18,171,161 shares of Common Stock of 22,288,658 shares outstanding;
                              (type, class c4' series, if any)

**being at least a majority of each type, class or series outstanding and entitled to vote thereon: / or

*Delete the inapplicable words. **Delete the inapplicable clause.

' For amendments adopted pursuant to Chapter 15GB, Section 70.

(1) For amendments adopted pursuant to Chapter 156B, Section 71.

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

WITHOUT PAR VALUE STOCKS               WITH PAR VALUE STOCKS
TYPE           NUMBER OF SHARES        TYPE       NUMBER OF SHARES         PAR VALUE
----           ----------------        ----       ----------------         ---------
Common:                                Common:    35,000,000               $.10

Preferred:                             Preferred:

         Change the total authorized to:

WITHOUT PAR VALUE STOCKS               WITH PAR VALUE STOCKS
TYPE           NUMBER OF SHARES        TYPE       NUMBER OF SHARES         PARVALUE
----           ----------------        ----       ----------------         --------
Common:                                Common:    50,000,000               $. 10

Preferred:                             Preferred:

The foregoing amendments) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section G unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:____________________________________

SIGNED UNDER THE PENALTIES OF PERJURY, this 14th day of March, 2001,


/s/ Stephen Cohen                                  *Vice President
--------------------------------------------------

/s/ David C. Chapin                                  *Clerk
----------------------------------------------------

*Delete the inapplicable words.
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                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)



           I hereby approve the within Articles of Amendment and, the filing fee in the amount of $_______having been paid, said articles are deemed to have been filed with me this ______day of _______________________ 20 ______.



           Effective date: ___________________________________________




                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth











                    TO BE FILLED IN BY CORPORATION PHOTOCOPY
                           OF DOCUMENT TO BE SENT TO:


                  Nicholas T. Antoun, c/o Ropes & Gray
                  -----------------------------------------------------

                  One International Place
                  -----------------------------------------------------

                  Boston, MA 02110
                  -----------------------------------------------------

                  Telephone: (617) 951-7000
                             ---------------------------------